UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2016
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Raymond James Financial, Inc. (the “Company”) was held on February 18, 2016. Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect eleven members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) approve the Amended and Restated 2012 Stock Incentive Plan, and (4) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, all of which matters were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All eleven (11) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 19,854,410 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
von Arentschildt, Charles G.	117,560,152	465,878	113,598
Broader, Shelley G.	117,686,098	234,208	219,322
Edwards, Jeffrey N.	117,779,992	254,694	104,942
Esty, Benjamin C.	117,807,120	228,237	104,271
Godbold, Francis S.	117,921,845	104,079	113,704
James, Thomas A.	116,162,734	1,886,350	90,544
Johnson, Gordon L.	116,721,314	1,298,004	120,310
McGeary, Roderick C.	117,534,841	523,987	80,800
Reilly, Paul C.	117,715,926	320,917	102,785
Saltzman, Robert P.	116,771,497	1,277,957	90,174
Story, Susan N.	116,489,564	1,480,654	169,410

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 95.86% of the votes cast. With respect to this proposal, there were 19,854,410 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
113,000,309	4,874,224	265,095

3. To approve the Amended and Restated 2012 Stock Incentive Plan. Our shareholders approved the Amended and Restated 2012 Stock Incentive Plan by the affirmative vote of 88.23% of the votes cast. (For this proposal only, NYSE rules require that we treat abstentions as "votes cast" on such matter.) With respect to this proposal, there were 19,854,410 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
104,231,711	13,068,146	839,771

4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 by the affirmative vote of 97.85% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
134,956,634	2,969,274	68,130

Item 7.01 Regulation FD Disclosure

On February 19, 2016, the Company issued a press release announcing, among other things, that the Board of Directors had declared a quarterly dividend of $0.20 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2016 to shareholders of record on April 1, 2016. The press release also disclosed that the Board had appointed director Susan N. Story as its new independent Lead Director.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 19, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 23, 2016	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 19, 2016, issued by Raymond James Financial, Inc.